Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of HSBC Funds of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appears in HSBC Opportunity Portfolio’s Annual Report on Form N-CSR for the year ended October 31,2020. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2021